Exhibit 4.3

FORM OF

WORLD GOLD TRUST

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (“Agreement”), dated as of                         , is entered into by and between                          (the “Authorized Participant”), WGC USA Asset Management Company, LLC, as sponsor (the “Sponsor”) of the World Gold Trust (the “Trust”) and each series of the Trust listed on Annex A hereto (each, a “Fund” and together, the “Funds”), and BNY Mellon Asset Servicing, a division of The Bank of New York Mellon (the “Administrator”), as administrator of the Trust and each Fund.

SUMMARY

As provided in the Agreement and Declaration of Trust, as amended and restated (the “Declaration of Trust”), as currently in effect and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of a Fund may be created or redeemed in aggregations of shares (“Shares”) (each such aggregation, a “Creation Unit”). Creation Units of a Fund are offered only pursuant to a registration statement of the Trust on Form S-1, as amended, as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of any Fund of the Trust (collectively, the “Registration Statement”) together with the prospectus of any Fund of the Trust (the “Prospectus”) included therein. Under the Declaration of Trust, each Fund may issue Creation Units to, and redeem Creation Units from, authorized participants, only through the facilities of the Depository Trust Company (“DTC”), or a successor depository, and only in exchange for an amount of gold meeting the standards set forth in Section 6 below (“Gold”). This Agreement and the applicable Procedures for each Fund (as listed on Annex A) set forth the specific procedures by which the Authorized Participant may create or redeem Creation Units for such Fund.

The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act.

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Prospectus or the applicable Procedures for each Fund as listed on Annex A . To the extent there is a conflict between any provision of the Prospectus or this Agreement and the provisions of the applicable Procedures for a Fund, the Prospectus shall control. To the extent there is a conflict between any provision of this Agreement and the provisions of the applicable Procedures for a Fund, this Agreement shall control. Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Creation Units or to sell or offer to sell Shares.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement. To place orders for the Administrator to create or redeem one or more Creation Units, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the applicable procedures for each Fund as listed on Annex A hereto (the “Procedures”), as each may be amended, modified or supplemented from time to time.

Section 2. Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

(a) [The Authorized Participant is a participant of DTC (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give immediate notice to the Administrator of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.]

(b) Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its obligations under this Agreement so requires. In connection with the purchase or redemption of Creation Units and any related offers or sales of Shares, the Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply in all material aspects with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA, if it is a FINRA member, to the extent the foregoing relates to and are applicable to the Authorized Participant’s transactions in and activities with respect to, Shares, and that it will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, the Authorized Participant will, in connection with such offers and sales, (i) comply in all material respects with the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the prospectus delivery requirements of the 1933 Act, and the regulations promulgated thereunder applicable to it, and (iii) conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to and is applicable to the Authorized Participant’s transactions in, and activities with respect to, Shares.

(d) The Authorized Participant has policies, procedures, and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

2

(e) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Administrator and a Fund’s custodian (“Custodian”). The Authorized Participant shall confirm such capability to the satisfaction of the Administrator and the applicable Custodian by the end of the Business Day before placing its first order with the Administrator (whether such order is to create or to redeem Creation Units).

(f) The Authorized Participant acknowledges and agrees that it shall inform any party for which it is acting (whether such party is a customer or otherwise) that a disclosure document satisfying the requirements under the Commodity Exchange Act is available on each Fund’s website and provide such party with the Fund’s website address.

Section 3. Orders. (a) All orders to create or redeem Creation Units for a Fund shall be made in accordance with the terms of the Prospectus, this Agreement and the applicable Procedures for the Fund as listed on Annex A hereto. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the applicable Procedures. The Administrator and Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Creation Units which are not related to the applicable Procedures, and the Authorized Participant will comply with such procedures.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Creation Unit (a “Purchase Order”) and each order to redeem a Creation Unit (a “Redemption Order”, and each Purchase Order and Redemption Order, an “Order”) may not be revoked by the Authorized Participant upon its delivery to the Administrator. A form of Purchase/Redemption Order is attached hereto as Exhibit B.

(c) The Administrator shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Redemption Order (i) determined by the Administrator not to be in proper form as described herein; (ii) the fulfillment of which would, in the opinion of counsel to the Administrator or the Trust, be unlawful; (iii) if the Administrator determines that acceptance of an Order from an Authorized Participant would expose a Fund to credit risk; or (iv) if circumstances outside the control of the Custodian, the Administrator or the Sponsor make it for all practical purposes not feasible to process creations or redemptions, as applicable, of Creation Units. Neither the Administrator nor the Sponsor shall be liable to any person by reason of the rejection of any Purchase Order or Redemption Order.

(d) The Administrator may, in its discretion, and will when so directed by the Sponsor, suspend the right of redemption, or postpone the applicable redemption settlement date, (i) for any period during which the Exchange is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an

3

emergency exists as a result of which delivery, disposal or evaluation of the Gold or any swap or other instrument held by a Fund is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the Beneficial Owners. Neither the Administrator nor the Sponsor shall be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Section 4. Gold Transfers with respect to the SPDR® Long Dollar Gold Trust. (a) With respect to the SPDR® Long Dollar Gold Trust, with respect to the transfers of Gold contemplated by this Agreement, the Authorized Participant shall establish with the Fund’s Custodian in London or at such other location as the Sponsor and the Administrator agree an account in relation to Gold which shall be maintained on an Unallocated Basis (the “Participant Unallocated Account”), which shall be used only to effect transactions between the Authorized Participant and the Trust and which shall be in addition to any separate Gold account maintained for the Authorized Participant on an Unallocated Basis by the applicable Custodian. The Participant Unallocated Account shall be established and maintained pursuant to a Participant Unallocated Bullion Account Agreement with the applicable Custodian in the form attached to this Agreement as Attachment B, as the same may be amended from time to time. In addition, if the Authorized Participant does not already have a Gold account maintained for it on an Unallocated Basis by the applicable Custodian (separate from the Participant Unallocated Account), the Authorized Participant must establish such an account, which shall be established and maintained pursuant to such agreement as it and the Custodian shall agree.

(b) Any Gold to be transferred in connection with any Order for the SPDR® Long Dollar Gold Trust shall be transferred between the Participant Unallocated Account and the Fund Unallocated Account and between the Fund Unallocated Account and the Fund Allocated Account in accordance with the applicable Procedures. The Authorized Participant shall be responsible for all costs and expenses relating to or connected with any transfer of Gold between its Participant Unallocated Account and the Fund Unallocated Account.

(c) Each of the Trust, the SPDR® Long Dollar Gold Trust, the Sponsor and the Administrator will have no liability for loss or damages suffered by an Authorized Participant in respect of the Authorized Participant’s Participant Unallocated Account. The liability of the applicable Custodian with respect to any such loss or damage will be governed by the terms of the Participant Unallocated Bullion Account Agreement attached hereto as Attachment B. The Authorized Participant acknowledges that it is an unsecured creditor of the applicable Custodian with respect to the Gold held in the Authorized Participant’s Participant Unallocated Account and that such Gold is at risk in the event of the applicable Custodian’s insolvency.

Section 5. Gold Transfers with respect to the SPDR® Gold MiniShares Trust. (a) With respect to the SPDR® Gold MiniShares Trust, with respect to transfers of Gold contemplated by this Agreement, the Authorized Participant shall establish with the Fund’s Custodian or another Gold clearing bank of the London Precious Metals Clearing Limited (LPMCL)) a Participant Unallocated Account.

(b) Any Gold to be transferred in connection with any Order for the SPDR® Gold MiniShares Trust shall be transferred between the Participant Unallocated Account and the Fund Unallocated Account and between the Fund Unallocated Account and the Fund Allocated Account in accordance with the applicable Procedures. The Authorized Participant shall be responsible for all costs and expenses relating to or connected with any transfer of Gold between its Participant Unallocated Account and the Fund Unallocated Account.

4

(c) Each of the Trust, the SPDR® Gold MiniShares Trust, the Sponsor and the Administrator will have no liability for loss or damages suffered by an Authorized Participant in respect of the Authorized Participant’s Participant Unallocated Account. The liability of the Gold clearing bank with respect to any such loss or damage will be governed by the terms of any Participant Unallocated Bullion Account Agreement entered into by such clearing bank and the Authorized Participant. The Authorized Participant acknowledges that it is an unsecured creditor of such clearing bank with respect to the Gold held in the Authorized Participant’s Participant Unallocated Account and that such Gold is at risk in the event of such clearing bank’s insolvency.

Section 6. Gold Standards. All Gold to be transferred between the Trust, on behalf of a Fund, and the Authorized Participant in connection with any Order shall meet the applicable requirements of the Good Delivery Rules for Gold and Silver Bars (the “Good Delivery Rules”) promulgated by the London Bullion Market Association (the “LBMA”), which include standards for fineness. As provided in the Authorized Participant’s Participant Unallocated Bullion Account Agreement and in the Trust’s Unallocated Bullion Account Agreement, amounts of Gold standing to the credit of an Authorized Participant’s Participant Unallocated Account or the Fund Unallocated Account, as the case may be, are held on an Unallocated Basis, which, as provided by those agreements, means only that each of the Authorized Participant or the Trust, as the case may be, is entitled to call on the applicable Custodian to deliver in accordance with the Good Delivery Rules an amount of Gold equal to the amount of Gold standing to the credit of the Authorized Participant’s or the Trust’s relevant unallocated bullion account, as the case may be. The Sponsor and the Administrator may, from time to time, pursuant to the Declaration of Trust and as disclosed in the Prospectus, specify other gold bullion to be held by the Trust and which therefore may be transferred between the Trust and an Authorized Participant in connection with any Order, provided that such other gold bullion meets the standard of fineness specified under the Good Delivery Rules. A copy of the Good Delivery Rules may be obtained from the LBMA.

Section 7. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Creation Units, the Administrator shall charge, and the Authorized Participant shall pay to the Administrator, a transaction processing fee in the amount of $500 per Order. This amount may be changed from time to time at the sole discretion of the Sponsor and upon written notice to the Authorized Participant, which notice may be provided by disclosure in the Funds’ prospectus. These transaction processing fees are paid directly by the Authorized Participants and not by a Fund or the Trust.

Section 8. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Administrator notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized

5

Person”). The Administrator may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Administrator receives a superseding certificate bearing a subsequent date and duly certified as described above or other written notice, including electronic mail, from the Authorized Participant that one or more individuals should be added or removed from the certificate. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice, including, but not limited to, electronic mail, of such fact to the Administrator and such notice shall be effective upon receipt by the Administrator. The Administrator shall thereafter revoke access of such Authorized Person to the electronic entry systems through which Orders are submitted and, from that time, no longer accept Orders submitted by such person on behalf of the Authorized Participant. The Administrator shall issue to each Authorized Person a unique personal identification number (the “PIN Number”) by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Administrator.

Section 9. Redemption. The Authorized Participant represents and warrants that it will not obtain an Order Number (as described in the Procedures applicable to each Fund) from the Administrator for the purpose of redeeming a Creation Unit unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Creation Units to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Creation Units have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Creation Units to the Administrator the second Business Day following the Redemption Order Date.

Section 10. Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Funds, the Sponsor, the Administrator or the Custodian in any matter or in any respect.

(b) The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the Sponsor, the Administrator and the Custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c) With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Declaration of Trust.

6

(d) The Authorized Participant will maintain records of all sales of Shares made by or through it and will furnish copies of such records to the Sponsor upon the reasonable request of the Sponsor.

Section 11. Indemnification.

(a) The Authorized Participant hereby indemnifies and holds harmless the Custodian, the Trust, each Fund, the Administrator, the Sponsor, their respective direct or indirect affiliates (as defined below) and their respective directors, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including attorney’s fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the applicable Fund’s Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 15(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Sponsor or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice.

(b) The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Sponsor Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including attorneys’ fees and the reasonable cost of investigation) incurred by

7

such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision of this Agreement that relates to the Sponsor; (ii) any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in this Agreement; (iii) any failure by the Sponsor to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus. The Sponsor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability which it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice.

(c) The Sponsor and the Authorized Participant each agrees promptly to notify each other of the commencement of any proceedings or litigation against it, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

(d) The indemnifying party in each of Section 11(a) and 11(b) above shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action. The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party.

(e) This Section 11 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be. The term “affiliate” in this Section 11 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(f) The indemnity and contribution agreements contained in this Section 11 shall remain in full force and effect and shall survive any termination of this Agreement.

8

Section 12. (a) Limitation of Liability. In the absence of negligence, bad faith or willful misconduct, none of the Sponsor, the Administrator, nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Creation Unit made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Administrator, the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 13. Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Declaration of Trust and (ii) the current Prospectus of the Trust and represents that it has reviewed and understands such documents.

Section 14. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party with respect to a Fund or the Trust as a whole upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Administrator in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 21(j); or (iv) at such time as the Trust or a Fund is terminated pursuant to the Declaration of Trust.

Section 15. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

(a) The Authorized Participant represents, warrants and covenants that, without the written consent of the Sponsor, (i) it will not, in connection with any sale or solicitation of a sale of Shares, make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations not inconsistent with (A) the then-current Prospectus of the Trust, (B) printed information approved by the Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, and (ii) it will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares or any AP Indemnified Party or the Trust that is not consistent with the Prospectus (but not including any materials prepared and used for the Authorized Participant’s internal use only and not communicated or shared with potential or actual investors, brokerage communications prepared by the Authorized Participant in the normal course of its business or research reports) that have not been approved by the Sponsor.

9

(b) Notwithstanding the foregoing or anything to the contrary in this Agreement, the Authorized Participant and its affiliates may without the written approval of the Sponsor or the Trust prepare and circulate in the regular course of their businesses research, reports, and other similar materials that include information, opinions or recommendations relating to the Shares for public dissemination and for internal use by the Authorized Participant, provided that such research, reports and other similar materials: (i) comply with applicable FINRA rules; and (ii) are consistent with the Trust’s prospectus and do not otherwise contain an untrue statement of a material fact or omission to state therein a material fact required to be stated therein or necessary to make the research reports and other similar materials not misleading.

(c) The Authorized Participant and its affiliates may prepare and circulate in the regular course of their businesses, without having to refer to the Shares or the Trust’s then-current Prospectus, data and information relating to the price of gold or currencies referenced in a Fund’s underlying index.

(d) The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor, or its designee, may deliver the then-current Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to such address as shall be provided by the Authorized Participant from time to time in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor, or the Sponsor’s designee, and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor or its designee. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available, or cause to be made available, at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(e) For as long as this Agreement is effective, the Authorized Participant agrees to be identified solely as an authorized participant of the Trust and each Fund, as applicable, (i) in any section of the Prospectus included within the Registration as may be required by the SEC or its Staff and (ii) on the Trust’s website. Upon the termination of this Agreement, (i) during the period prior to when the Sponsor qualifies and in its sole discretion elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and in its sole discretion elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) the Sponsor will promptly update the Trust’s website to remove any identification of the Authorized Participant as an authorized participant of the Trust and the Funds.

10

Section 16. Certain Covenants of the Sponsor. The Sponsor, on its own behalf and as sponsor of each Fund, covenants and agrees to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to its customers.

Section 17. Title To Gold. The Authorized Participant represents and warrants on behalf of itself and any party for which it acts that upon delivery of a Creation Unit Deposit to a Fund’s unallocated account in accordance with the terms of the Declaration of Trust and this Agreement, the applicable Fund will acquire good and unencumbered title to the Gold which is the subject of such Creation Unit Deposit, free and clear of all pledges, security interests, liens, charges, taxes, assessments, encumbrances, equities, claims, options or limitations of any kind or nature, fixed or contingent, and not subject to any adverse claims, including any restriction upon the sale or transfer of all or any part of such Gold which is imposed by any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order.

Section 18. Third Party Beneficiaries. Each AP Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

Section 19. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 20. Ambiguous Instructions. If a Purchase Order Form or a Redemption Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Administrator will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Administrator, as the case may be, not later than the earlier of: (i) within 15

11

minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time (as described in the applicable Procedures). If the Administrator is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Administrator will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Administrator not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

Section 21. Miscellaneous.

(a) Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties. The Procedures attached as Attachment A or Attachment D and the Exhibits hereto may be amended, modified or supplemented by the Trust, the Administrator and the Sponsor, without consent of the Authorized Participant from time to time by the following procedure. After the proposed amendment, modification or supplement has been agreed to, the Administrator will mail or send via email a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 21(c) below. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms unless the Authorized Participant objects to the proposed amendment, modification or supplement in writing, which shall include objection by electronic mail.

(b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by electronic mail or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy by regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trust or any Fund shall be given or sent to the Administrator. All notices shall be directed to the address or telephone or facsimile numbers or electronic mail addresses as follows:

if to the Sponsor, at:

WGC USA Asset Management Company, LLC

12

685 Third Avenue, 27th Floor

New York, New York 10017, United States of America

if to the Administrator, at:

BNY Mellon Asset Servicing

2 Hanson Place

Brooklyn, New York 11217, United States of America

if to the Authorized Participant, at:

Address:

Telephone:

Facsmile:

E-mail:

(d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor Sponsor at such time such successor qualifies as a successor Sponsor under the terms of the Declaration of Trust.

(f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of Delaware and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.

13

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(h) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Entire Agreement. This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

(j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Sponsor determines in its discretion that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, this Agreement shall immediately terminate and the Sponsor will so notify the Authorized Participant immediately.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l) Survival. Sections 11 (Indemnification) and 18 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

(m) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

[Signature Page Follows]

14

IN WITNESS WHEREOF, the Authorized Participant, the Sponsor and the Administrator have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

[Name of Authorized Participant]

By:

Name:

Title:

Name of Authorized Participant’s Participant Unallocated Account:

WGC USA Asset Management Company, LLC
Sponsor of the World Gold Trust

By:

Name:

Title:

BNY Mellon Asset Servicing, a division of
The Bank of New York Mellon
Administrator of the World Gold Trust

By:

Name:

Title:

15

ANNEX A

LIST OF SERIES TRUST(S) ESTABLISHED

BY THE WORLD GOLD TRUST

	Fund	Relevant Exhibits	Relevant Attachments
1.	SPDR® Long Dollar Gold Trust	Exhibits A & B	Attachment A, B & C
2.	SPDR® Gold MiniShares Trust	Exhibits A & B	Attachment D

EXHIBIT A

WORLD GOLD TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the World Gold Trust Participant Agreement.

Authorized Participant:

Name:	Name:

Title:	Title:

Signature:	Signature:

Name:	Name:

Title:	Title:

Signature:	Signature:

The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the World Gold Trust Participant Agreement by and between [Authorized Participant] and the Sponsor and Administrator of the World Gold Trust, dated [date], and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me	By:

this day of , 20	Name:

Title:

Date:

Notary Public

A-1

EXHIBIT B

THE BANK OF NEW YORK MELLON, ADMINISTRATOR

CREATION/REDEMPTION ORDER FORM

WORLD GOLD TRUST

CONTACT INFORMATION FOR ORDER

EXECUTION:

Telephone Order Number: 718-315-7501

Fax Order Number: 732-667-9478

Participant must complete all items in Part 1. The Administrator, in its discretion, may reject any order not submitted in complete form.

I.	TO BE COMPLETED BY PARTICIPANT:

Name of Fund:

Date:                                                                                                                 Time:

Broker Name:                                                                                                   Firm Name:

Participant Unallocated Account Name:                                                         DTC Participant Number:

Telephone Number:                                                                                          Fax Number:

Fund Ticker:

Type of order (Check Creation or Redemption please)

Participant intends to sell or otherwise dispose of the units being created as soon, as is reasonably practicable.

Creation of Shares	Redemption of Shares

# Of Creation Units (CU) Transacted:	Number:

Order #	Number written out:

Please indicate Gold clearing agent:

                        Check if HSBC Bank plc (required for SPDR® Long Dollar Gold Trust)

                        Check if ICBC Standard Bank Plc

B-1

                             Other (please specify clearing agent):

This Order is subject to the terms and conditions of the Declaration of Trust of the World Gold Trust as currently in effect and the Authorized Participant Agreement between the Authorized Participant, the Sponsor and the Administrator named therein. All representations and warranties of the Authorized Participant set forth in such Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Authorized Participant Agreement and that he/she is authorized to deliver this Order to the Administrator on behalf of the Authorized Participant. The Authorized Participant enters into this agreement based on an estimated Creation Unit disseminated the previous business day and recognizes the final Creation Unit ounces of Gold represented will be decreased based on the Trust’s daily accrual. When a Final NAV is calculated it will be disseminated to all Authorized Participants, and the Creation Unit and or cash required for the creation/redemption order entered into on this day will be finalized and this Order Form will serve as a legally binding contract for settlement in two business days.

Date	Authorized Person’s Signature

II.	TO BE COMPLETED BY ADMINISTRATOR:

This certifies that the above order has been:

                Accepted by the Administrator

                Declined-Reason:

Name of Fund:

Final # of Ounces:                  Final # of Shares

Final Cash Due to BNY:

Date	Time	Authorized Signature of Administrator

B-2

FORM OF

WORLD GOLD TRUST

PARTICIPANT AGREEMENT

ATTACHMENT A

SPDR® LONG DOLLAR GOLD TRUST PROCEDURES

CREATION AND REDEMPTION OF SPDR® LONG DOLLAR GOLD TRUST SHARES AND RELATED GOLD TRANSACTIONS

Scope of Procedures and Overview

These procedures (the “Procedures”) describe the processes by which one or more Creation Units of shares (the “Shares”) of the SPDR® Long Dollar Gold Trust (the “Fund”), a series of World Gold Trust (the “Trust”), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a “Participant”). Shares may be created or redeemed only in blocks of 10,000 Shares (each such block, a “Creation Unit”). Because the issuance and redemption of Creation Units also involve the transfer of Gold between the Participant and the Trust, certain processes relating to the underlying Gold transfers also are described.

Under these Procedures, Creation Units may be issued only with respect to Gold transferred to and held in the Trust’s allocated and unallocated Gold accounts maintained in London, England by HSBC Bank plc, as custodian (the “Custodian”). Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Participant Agreement entered into by each Participant with BNYM as Administrator (the “Administrator”) and WGC USA Asset Management, LLC (the “Sponsor”).

For purposes of these Procedures, a “Business Day” is defined as any day other than (i) a day on which the Exchange is closed for regular trading or (ii), if the transaction involves the receipt or delivery of Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Creation Units are issued pursuant to the Prospectus, which will be delivered by the Sponsor to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Participant Agreement. Creation Units may be issued and redeemed on any Business Day by the Custodian in exchange for Gold, which the Custodian receives from Participants or transfers to Participants, after receiving appropriate instructions from the Administrator, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Administrator (the “Transaction Fee”).

ATTACHMENT A-1

Participants and the Trust, on behalf of the Fund, transfer Gold between each other using the unallocated bullion account system of the London bullion market. Transfers of Gold to and from the Trust, on behalf of the Fund, are effected pursuant to (i) the Allocated Bullion Account Agreement between the Trust and the Custodian (the “Allocated Bullion Account Agreement”) establishing the Fund’s allocated account (the “Fund Allocated Account”) and the Unallocated Bullion Account Agreement between the Trust and the Custodian (the “Unallocated Bullion Account Agreement”) establishing the Fund’s unallocated account (the “Fund Unallocated Account”; the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement are collectively referred to as the “Custody Agreements”); and (ii) the Participant Unallocated Bullion Account Agreement between the Participant and HSBC Bank plc (the “Participant Unallocated Agreement”) establishing the Participant’s unallocated account (the “Participant Unallocated Account”).

Gold is transferred between the Fund and Participants through the Fund Unallocated Account. When Gold is to be transferred to the Fund from a Participant (in exchange for the issuance of Creation Units), the Gold is transferred from the Participant Unallocated Account to the Fund Unallocated Account and then transferred from there to the Fund Allocated Account. When Gold is to be transferred to a Participant (in connection with the redemption of Creation Units), the Gold is transferred from the Fund Allocated Account to the Fund Unallocated Account and is transferred from there to the Participant Unallocated Account.

The Participant Unallocated Account is only to be used in connection with the creation and redemption of Creation Units. Use of the Participant Unallocated Account for transferring Gold to the Fund does not require Participants to acquire Gold from HSBC Bank plc, or to maintain Gold in the Participant Unallocated Account longer than the time required to create or redeem Creation Units as described in these Procedures. Each Participant is responsible for ensuring that the Gold it intends to transfer to the Fund in exchange for Creation Units is available for transfer to the Fund in the manner and at the times described in these Procedures. In meeting this responsibility, the Participant may make such independent arrangements as it sees fit, including borrowing Gold, to ensure that the relevant amount of Gold is credited in time.

Upon acceptance of the Participant Agreement by the Sponsor and the Administrator, the Administrator will assign a personal identification number (a “PIN number”) to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) for Creation Units.

Important Notes:

•	Any Order is subject to rejection by the Administrator for the reasons set forth in the Participant Agreement.

•	All Orders are subject to the provisions of the Custody Agreements and the Participant Agreement relating to unclear or ambiguous instructions.

ATTACHMENT A-2

CREATION PROCESS

An order to purchase one or more Creation Units of the Fund placed by a Participant with the Administrator between 4:00 p.m. and 5:30 p.m. N.Y. time on a Business Day (such day, “CREATION T-1”) results in the following taking place, in most instances, by 11:00 a.m. N.Y. time (usually 4:00 p.m. London time) on CREATION T+2:

•	Transfer to the applicable Fund Allocated Account of Gold satisfying the Good Delivery Rules in the amount corresponding to the Creation Units to be issued; and

•	Transfer to the Participant’s account at The Depository Trust Company (“DTC”) of Creation Units corresponding to the Gold the Participant has transferred to the Fund.

CREATION PROCEDURES

CREATION T-1 (PURCHASE ORDER SUBMISSION DATE)

The Participant submitting an order to create shall submit such orders containing the information required to the Administrator by the Cut-Off time (5:30pm N.Y. Time) in the following manner: (a) through the BNYM ETF Center Interface electronic order entry system portal), as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement incorporated herein by reference, or (b) by telephone to the BNYM ETF Order Desk Administrator, followed up with the faxed order form (within 15 minutes of the verbal phone order) according to the procedures set forth below.

The order so transmitted (either orally and in writing, or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.

1.a	Orders submitted through the BNYM ETF Center Interface: an Authorized Person of the Participant logs on the BNYM ETF Center Interface and places a Purchase Order. Each Order is given an order number (an “Order Number”).

1.b	Orders submitted by phone: an Authorized Person of the Participant must telephone the BNYM ETF Order Desk Administrator at (718) 315-7501 or other number that BNYM designates in writing to the Participant. Upon verifying the authenticity of the Participant (as determined by the use of the appropriate PIN Number), the Participant will need to provide the details of the intended Purchase Order. After the Participant has placed the Purchase Order, the BNYM ETF Order Desk Administrator will read the Purchase Order back to the Participant and provide the system-generated order number. Any discrepancies between the order intended and the details read back to the Participant need to be acknowledged during the call.

ATTACHMENT A-3

2.	If the Administrator has not received the Purchase Order Form from the Participant within 15 minutes after the Administrator receives the phone call from the Participant referenced in item (1.b) above, the Administrator places a phone call to the Participant to enquire about the status of the faxed order form. Any extensive additional delay of receipt of the Purchase Order Form may result in the rejection of the Purchase Order. The Administrator will then notify the Participant that the Order has been cancelled via telephone call.

3.	If the Administrator has received the Participant’s Purchase Order Form on time in accordance with the preceding timing rules, the Participant will receive electronic e-mail notification that the order has been accepted. The next day, the Administrator returns to the Participant a copy of the Purchase Order Form submitted, marking it “Affirmed.”

CREATION T (PURCHASE ORDER EXECUTION DATE)

1.	Based on the Purchase Orders placed with it on CREATION T-1, by 12:00 p.m. N.Y. Time the Administrator indicates to the Participant the amount of Gold and cash, if any, necessary for the Creation Deposit, and provides details of the method of payment required for the Transaction Fee and the cash portion, if any, of the Creation Deposit.

CREATION T (PURCHASE ORDER CONFIRMATION DATE)

1.	By 6:00 p.m. N.Y. time, based on the Purchase Orders placed with it on CREATION T-1, the Administrator sends an authenticated electronic message (Swift MT699) to the Custodian indicating the total ounces of Gold for which the Administrator will require an allocation into the Fund Allocated Account on CREATION T+2. In addition, the authenticated electronic message (Swift MT699) will separately identify all expected unallocated Gold receipts from each Participant. If the Administrator rejects a Purchase Order pursuant to the Participant Agreement after the foregoing messages are given to the Custodian, the Administrator will notify the Custodian of such rejection, identifying the Participant whose Purchase Order was rejected and the number of ounces of Gold contained in the rejected Purchase Order.

2.	By the close of business (usually 6:00 p.m. N.Y. time), each Participant acquiring Creation Units on CREATION T+2 sends an authenticated electronic message (Swift MT604) to HSBC Bank plc, with a copy to the Administrator, to transfer on CREATION T+2 from the Participant’s Participant Unallocated Account Gold in the relevant amount(s) to the Fund Unallocated Account. If the Participant’s instruction does not conform to the Administrator’s instruction specified in the preceding item 1, the Administrator will either (i) send a correcting authenticated electronic message (Swift MT699) to the Custodian which specifies the delivery of an amount of Gold which conforms to the Participant’s Purchase Order and the Participant’s instruction or (ii) send the Participant an email message notifying the Participant of the discrepancy.

ATTACHMENT A-4

3.	By the close of business (usually 6:00 p.m. N.Y. time), each Participant acquiring Creation Units on CREATION T+2 sends an authenticated electronic message (Swift MT605) to HSBC Bank plc, identifying that Participant’s Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on CREATION T+1.

CREATION T+1

1.	By the close of business in London (usually 4:00 p.m. London time; 11:00 a.m. N.Y. time), each Participant submitting a Purchase Order must ensure that Gold in the relevant amount(s) is credited to the Participant’s Participant Unallocated Account.

2.	If by 4:00 p.m. (London time) either (i) unless otherwise resolved beforehand by a correcting authenticated electronic message from the Administrator (Swift MT699) or a correcting authenticated electronic message from the Participant (Swift MT604) to the satisfaction of the Custodian, the amount of Gold specified in the Participant’s instruction given under item (2) of CREATION T (PURCHASE ORDER CONFIRMATION DATE) to transfer Gold from the Participant’s Participant Unallocated Account to the Fund Unallocated Account is not the same as the amount of Gold specified in the advice given by the Administrator under item (1) of CREATION T (PURCHASE ORDER CONFIRMATION DATE) with regard to the expected unallocated Gold receipts from each Participant or (ii) sufficient Gold to permit the Custodian to effect such Participant’s instruction is not credited to the Participant’s Participant Unallocated Account, such Participant’s instruction shall be automatically postponed as of 4:00 p.m. London time and the Custodian will notify the Participant of such postponement.

3.	The Custodian will send the Administrator an email message by 5:00 p.m. London time (usually 12:00 noon N.Y. time) identifying each Participant’s instruction that has been postponed pursuant to the preceding item 2.

CREATION T+2

1.	The Custodian transfers the relevant amount(s) of Gold from the Participant’s Participant Unallocated Account to the Fund Unallocated Account.

2.	As of 2:00 p.m. London time (usually 9:00 a.m. N.Y. time), the Custodian will notify the Administrator by email and fax of the status of the allocation process, including (i) the amount of Gold transferred to the Fund Unallocated Account from each Participant’s Participant Unallocated Account, separately stated; (ii) the

ATTACHMENT A-5

amount of Gold that has been transferred into the Fund Allocated Account from the Fund Unallocated Account, and (iii) the amount of Gold, if any, remaining in the Fund Unallocated Account. In the event there is any need for clarification of the status of the allocation process, the Administrator will telephone the Custodian to obtain such clarification. This notice does not reflect the official transfer record of the Custodian, which is completed as of the conclusion of the Custodian’s Business Day.

3.	At 11:00 a.m. N.Y. time (usually 4:00 p.m. London time), following receipt of the notice from the Custodian of the status of the allocation process described in item (2) above, the Administrator authorizes the creation and issuance of the Creation Units ordered by each Participant on CREATION T for which the Administrator has received confirmation from the Custodian of receipt of the relevant amount(s) of Gold. If the Custodian, despite using commercially reasonable efforts, is unable to complete the allocation process by such time, the Administrator will issue Creation Units as soon as practical after the Custodian has notified the Administrator by email and fax that it has completed the allocation of Gold to the Fund Unallocated Account in the relevant amount(s). The creation and issuance of Creation Units will occur through the DTC system known as “Deposit and Withdrawal at Custodian” or “DWAC”.]

[Redemption Process Follows on Next Page]

ATTACHMENT A-6

REDEMPTION PROCESS

An order to redeem one or more Creation Units placed by a Participant with the Administrator between 4:00 and 5:30 p.m. N.Y. time on a Business Day (such day, “REDEMPTION T-1”) results in the following taking place by 12:00 p.m. N.Y. time (usually 5:00 p.m. London time) on REDEMPTION T+2:

•	Transfer to the Administrator’s account at DTC and the subsequent cancellation of the relevant number of the Participant’s Creation Units; and

•	Transfer to the Participant by credit to the Participant’s Participant Unallocated Account of Gold and cash, if any, in the relevant amount(s) corresponding to the Creation Units delivered for redemption (the “Redemption Distribution”).

REDEMPTION PROCEDURES

REDEMPTION T-1 (REDEMPTION ORDER SUBMISSION DATE)

The Participant submitting an order to redeem shall submit such orders containing the information required to the Administrator by the Cut-Off time (5:30pm N.Y. Time) in the following manner: (a) through the BNYM ETF Center Interface (electronic order entry system portal), as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement incorporated herein by reference, or (b) by telephone to the BNYM ETF Order Desk Administrator, followed up with the faxed order form (within 15 minutes of the verbal phone order) according to the procedures set forth below.

The order so transmitted (either orally and in writing, or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.

1.a	Orders submitted through the BNYM ETF Center Interface: an Authorized Person of the Participant logs on the BNYM ETF Center Interface and places a Redemption Order. Each Order is given an order number (an “Order Number”).

1.b	Orders submitted by phone: an Authorized Person of the Participant must telephone the BNYM ETF Order Desk Administrator at (718) 315-7500 or other number that BNYM designates in writing to the Participant. This telephone call must be made by an Authorized Person of the Participant and answered by the BNYM ETF Order Desk before the established cut-off time of the Fund(s) (Eastern Standard Time “Listing Exchange Closing Time or Order Cutoff Time,” as applicable). Upon verifying the authenticity of the Participant (as determined by the use of the appropriate PIN Number), the BNYM ETF Order

ATTACHMENT A-7

Desk Administrator will request that the Participant place the Redemption Order. To do so, the Participant must provide the appropriate ticker symbols when referring to the Fund. After the Participant has placed the Redemption Order, the BNYM ETF Order Desk Administrator will read the Purchase Order back to the Participant. The Participant then must confirm that the Redemption Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the Participant confirms that the Redemption Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue an order number (an “Order Number”) to the Participant.

2.	If the Administrator has not received the Redemption Order Form from the Participant within 15 minutes after the Administrator receives the phone call from the Participant referenced in item (1.b) above, the Administrator places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Redemption Order Form to the Administrator within 15 minutes after the Administrator’s phone call, the Participant’s Order is cancelled. The Administrator will then notify the Participant that the Order has been cancelled via telephone call.

3.	If the Administrator has received the Participant’s Purchase Order Form on time in accordance with the preceding timing rules, then by 6:30 p.m. N.Y. time the Administrator returns to the Participant a copy of the Purchase Order Form submitted, marking it “Affirmed.”

REDEMPTION T (REDEMPTION ORDER EXECUTION DATE)

1.	Based on the Redemption Orders placed with it on REDEMPTION T-1, by 12:00 p.m. N.Y. time, the Administrator indicates the amount of Gold and cash, if any, to be delivered in the Redemption Distribution, and provides details of the method of payment required for the Transaction Fee and the cash portion, if any, of the Redemption Distribution.

REDEMPTION T (REDEMPTION ORDER CONFIRMATION DATE)

1.	By the close of business (usually 6:00 p.m. N.Y. time), each Participant redeeming Creation Units on REDEMPTION T+2 sends an authenticated electronic message (Swift MT605) to HSBC Bank plc, identifying that Participant’s Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION T+2.

ATTACHMENT A-8

2.	By 6:00 p.m. N.Y. time, the Administrator sends an authenticated electronic message (SWIFT MT699) containing instructions to the Custodian to transfer on REDEMPTION T+2 from the Fund Allocated Account to the Fund Unallocated Account (“deallocate”) the total amount of Gold required to settle the Redemption Orders received by the Administrator on REDEMPTION T. If the Administrator rejects a Redemption Order pursuant to the Trust’s Declaration of Trust or the Participant Agreement after the foregoing message is sent, the Administrator will notify the Custodian of such rejection, identifying the Participant whose Redemption Order was rejected and the number of ounces of Gold contained in the rejected Redemption Order.

REDEMPTION T+2

1.	Between 1:00 p.m. London time (usually 8:00 a.m. N.Y. time) and 5:00 p.m. London time (usually 12:00 p.m. N.Y. time), the Custodian deallocates Gold in the amount(s) specified in the Administrator’s instructions sent on REDEMPTION T.

2.	By 10:00 a.m. N.Y. time, the Participant delivers free to the Administrator’s Participant account at DTC (#2209) the Creation Units to be redeemed.

3.	If the Administrator does not receive from a redeeming Participant all Shares comprising the Creation Units being redeemed by 10:00 a.m. N.Y. time, the Administrator will keep the Redemption Order open until 10 a.m. N.Y. time on the following Business Day (REDEMPTION T+3). For each day (whether or not a Business Day) the Redemption Order is held open, the Participant will be charged by the Administrator the greater of $300 or $30 times the number of Creation Units included in the Redemption Order.

4.	By 10:00 a.m. N.Y. time (usually 3:00 p.m. London time), the Administrator sends an authenticated electronic message (Swift MT699) to the Custodian directing the Custodian to transfer Gold in the relevant amount from the Fund Unallocated Account to the Participant Unallocated Account. When London is, and New York is not, on daylight savings time, such message must be received by the Custodian no later than 3:30 p.m. London time. The Custodian will make reasonable commercial efforts to allocate Gold remaining in the Fund Unallocated Account after this transfer to the Fund Allocated Account by the close of business in London, in accordance with the standing instruction in the Trust Custody Agreements.

*  *  *  *

ATTACHMENT A-9

FORM OF

WORLD GOLD TRUST

PARTICIPANT AGREEMENT

ATTACHMENT B

HSBC BANK PLC

and

[NAME OF PARTICIPANT]

WORLD GOLD TRUST

PARTICIPANT UNALLOCATED BULLION ACCOUNT AGREEMENT

THIS AGREEMENT (“Agreement”) is made on [date] BETWEEN

(1)	HSBC BANK PLC, a company incorporated under the laws of England and Wales, whose principal place of business is at 8 Canada Square, London E14 5HQ (“WE” or “US”); and

(2)	[NAME OF PARTICIPANT] a company incorporated under the laws of [ ], whose [registered office][principal place of business] is at [ ] (“YOU”).

INTRODUCTION

We have agreed to open and maintain for you an Unallocated Account (defined below) in connection with your being a Participant with respect to the SPDR® Long Dollar Gold Trust (the “Fund”), a series of World Gold Trust (the “Trust”), a Delaware statutory trust, and to provide other services to you in connection with the Unallocated Account. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services.

IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	DEFINITIONS: In this agreement:

ATTACHMENT B-1

“ACCOUNT BALANCE” means the balance from time to time standing to your credit in your Unallocated Account.

“ADMINISTRATOR” means BNY Mellon Asset Servicing, a division of The Bank of New York Mellon.

“AVAILABILITY DATE” means the Business Day on which you wish to transfer Precious Metal to us for deposit into the Unallocated Account.

“BULLION” means the Precious Metal standing to your credit in your Unallocated Account.

“BUSINESS DAY” means any day the Exchange is open for business and the Trust accepts creation and redemption orders for Creation Baskets.

“CREATION BASKET” means a block of 10,000 Shares or more or such other amount as established from time to time by the Sponsor.

“DTC” means the Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC will act as the securities depository for the Shares.

“EXCHANGE” means the primary exchange or other securities market on which the Shares of the Fund are listed for trading.

“FUND UNALLOCATED ACCOUNT” means the unallocated Gold account of the Trust established by us on behalf of the Fund.

“GOLD” means gold bullion meeting the London Good Delivery Standards.

“LBMA GOLD PRICE” means the price per troy ounce of gold for delivery in London through a member of the LBMA stated in USDs and set via an electronic auction process run twice daily at 10:30 a.m. and 3:00 p.m. London time each Business Day as calculated and administered by the ICE Benchmark Administration Limited (“IBA”), an independent specialist benchmark administrator who provides the price platform, methodology and overall administration and governance for the LBMA Gold Price.

“LBMA GOLD PRICE AM” means the price of an ounce of gold as fixed by the IBA on or about 10:30 a.m. London time.

“LBMA GOLD PRICE PM” means the price of an ounce of gold as fixed by the IBA on or about 3:00 p.m. London time.

“LBMA” means The London Bullion Market Association or its successors.

ATTACHMENT B-2

“LONDON GOOD DELIVERY” has the meaning assigned in the Good Delivery Rules for Gold and Silver Bars contained in the rules promulgated by the LBMA.

“PARTICIPANT” means a person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into a Participant Agreement and (4) has established a Participant Unallocated Account with us. Only Participants may place orders to create or redeem one or more Creation Units.

“PARTICIPANT AGREEMENT” means that certain Participant Agreement in effect from time to time between you,the Sponsor and the Administrator with respect to the Fund which provides the procedures for the creation and redemption of Creation Baskets and for the delivery of the Gold and cash, if any, required for such creations and redemptions.

“POINT OF DELIVERY” means such date and time that the recipient or its agent acknowledges in written form its receipt of delivery of Precious Metal.

“PRECIOUS METAL” means gold.

“RULES” means the rules, regulations, practices and customs of the LBMA (including the rules of the LBMA as to good delivery), the Bank of England and such other regulatory authority or body as shall affect the activities contemplated by this agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“SHARE” means each unit of fractional undivided beneficial interest in and ownership of the Fund which are issued by the World Gold Trust.

“SPONSOR” means WGC USA Asset Management, LLC.

“TRUSTEE” means Delaware Trust Company.

“UNALLOCATED ACCOUNT” means the account maintained by us in your name on an Unallocated Basis pursuant to this agreement.

“UNALLOCATED BASIS” means, with respect to a Precious Metal account maintained with us, that the person in whose name the account is held is entitled to call on us to deliver in accordance with the Rules an amount of Precious Metal equal to the amount of Precious Metal standing to the credit of the person’s account but has no ownership interest in any Precious Metal that we own or hold.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

ATTACHMENT B-3

“WITHDRAWAL DATE” means the Business Day on which you wish to withdraw Precious Metal from your Unallocated Account.

1.2	HEADINGS: The headings in this agreement do not affect its interpretation.

1.3	SINGULAR AND PLURAL; OTHER USAGES: References to the singular include the plural and vice versa. A reference to “A or B” means “A or B or both A and B”. “Including” means “including but not limited to”.

2.	UNALLOCATED ACCOUNTS

2.1	OPENING UNALLOCATED ACCOUNT: We shall open and maintain an Unallocated Account for you under this Agreement solely in respect of Bullion to be transferred between you and the Funds or withdrawn in accordance with clause 4.

2.2	DENOMINATION OF UNALLOCATED ACCOUNT: The Unallocated Account shall evidence and record the amount of Bullion standing to your credit therein, and increases and decreases to that amount. The Unallocated Account shall be denominated in fine ounces of gold to three decimal places.

2.3	REPORTS: We will provide you with monthly statements of your Account Balance and debit and credit advices will be sent to you following each deposit into and withdrawal from the Unallocated Accounts.

2.4	REVERSAL OF ENTRIES: We at all times reserve the right to reverse any provisional or erroneous entries to your Unallocated Account with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made.

3.	DEPOSITS

3.1	PROCEDURE: You may at any time notify us of your intention to deposit Precious Metal in your Unallocated Account. A deposit may be made (in the manner and accompanied by such documentation as we may require) only by transfer from an account of yours relating to the same kind of Precious Metal and having the same denomination as that to which this Unallocated Account relates. We will not accept physical delivery of Precious Metal into this account.

3.2	NOTICE REQUIREMENTS: Any notice relating to a deposit of Precious Metal must be in writing and:

(a)	be received by us no later than 2:00 p.m. (London time) on the Availability Date unless otherwise agreed;

(b)	specify the details of the account from which the Precious Metal will be transferred; and

ATTACHMENT B-4

(c)	specify the amount (in the appropriate denomination) of the Precious Metal to be credited to the Unallocated Account, the Availability Date and any other information which we may from time to time require.

3.3	TIMING: A deposit of Precious Metal will not be credited to an Unallocated Account until an account of ours with any bank, broker or other firm has been credited with an amount of Precious Metal equal to the amount of such deposit.

3.4	RIGHT TO REFUSE PRECIOUS METAL OR AMEND PROCEDURE: We may refuse to accept Precious Metal, amend the procedure in relation to the deposit of Precious Metal or impose such additional procedures in relation to the deposit of Precious Metal as we may from time to time consider appropriate. Any such refusal, amendment or additional procedures will be promptly notified to you.

4.	WITHDRAWALS

4.1	PROCEDURE: You may at any time notify us of your intention to withdraw Precious Metal standing to the credit of your Unallocated Account. We will transfer Bullion from your Unallocated Account only at such times and on such terms as specified in your instructions to us. A withdrawal may be made (in the manner and accompanied by such documentation as we may require) by:

(a)	transfer to an account of yours relating to the same kind of Precious Metal and having the same denomination as that to which the Unallocated Account relates; or

(b)	the collection by you of Precious Metal from us at our vault premises, or as we may direct, at your expense and risk; or

(c)	by delivery of Precious Metal to you at such location as you direct, at your expense and risk; or

(d)	transfer to the Fund Unallocated Account.

Any Precious Metal made available to you pursuant to clause 4.1(b) or (c) will be in a form which complies with the Rules or in such other form as may be agreed between us. We are entitled to select the Precious Metal to be made available to you pursuant to clause 4.1(b) or (c) which in all cases will comprise one or more whole bars selected by us (or other form as agreed), the combined fine weight of which will not exceed the number of fine ounces of Bullion you have instructed us to withdraw. In connection with any withdrawal pursuant to clause 4.1(d) you must have sufficient Precious Metal in the Unallocated Account by 4:00 p.m. (London time) on the day before the Withdrawal Date to permit us to complete the withdrawal. Anything in this agreement to the contrary notwithstanding, and without limiting your right to withdraw Bullion, we shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our

ATTACHMENT B-5

agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason. When pursuant to your instruction Bullion is physically withdrawn from your Unallocated Account, all right, title, risk and interest in and to the Bullion withdrawn shall pass to you at the Point of Delivery.

4.2	NOTICE AND INSTRUCTION REQUIREMENTS: Any notice or instruction relating to a withdrawal of Precious Metal must be in writing and specify the amount (in the appropriate denomination) of the Precious Metal to be debited to the Unallocated Account, the Withdrawal Date and any other information which we may from time to time require. The following rules determine when we must receive your notice or instruction to withdraw Precious Metal:

(a)	if the notice or instruction relates to a withdrawal pursuant to clause 4.1(d) to effect a transfer of Precious Metal to the Fund Unallocated Account in accordance with the Participant Agreement, it must received by us no later than 9:00 a.m. (London time) not less than two Business Days prior to the Withdrawal Date and specify the details of the Fund Unallocated Account to which the Precious Metal is to be transferred;

(b)	if the notice or instruction relates to a withdrawal pursuant to clause 4.1(a), it must be received by us no later than 2:00 p.m. (London time) on the Withdrawal Date unless otherwise agreed and must specify the details of the account to which the Precious Metal is to be transferred; and

(c)	if the notice or instruction relates to a withdrawal pursuant to clause 4.1(b) or (c), it must be received by us no later than 11:30 a.m. (London time) not less than two Business Days prior to the Withdrawal Date unless otherwise agreed and specify the name of the person or carrier that will collect the Precious Metal from us or the identity of the person to whom delivery is to be made, as the case may be.

4.3	RIGHT TO AMEND PROCEDURE: We may amend the procedure for the withdrawal of Precious Metal from an Unallocated Account or impose such additional procedures as we may from time to time consider appropriate. Any such amendments or additional procedures will be promptly notified to you.

4.4	DELIVERY OBLIGATIONS: Unless otherwise instructed, we shall make transportation and insurance arrangements in accordance with our usual practice. Where instructions are given, we shall use all reasonable efforts to comply with the same. We shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation; the costs incurred would be excessive or delivery is impracticable for any reason. All insurance and transportation costs shall be for your account.

ATTACHMENT B-6

4.5	PHYSICAL WITHDRAWAL OF ENTIRE UNALLOCATED ACCOUNT BALANCE: If, when you notify us in connection with a physical withdrawal of Bullion from your Unallocated Account under clause 4.4 that you are withdrawing the entire balance in your Unallocated Account (or when a physical withdrawal under clause 4.4 would, in our determination, result in the entire balance in your Unallocated Account being withdrawn), the physical withdrawal instruction may not be effected by our selection of one or more whole bars of Bullion the combined fine weight of which does not exceed the balance of your Unallocated Account that you are withdrawing, then we will make available to you in accordance with clause 4.4 the number of whole bars that can be accommodated under your instruction. If you have another Unallocated Account with us relating to Precious Metal, we will transfer the remainder of the balance to that account, and if you do not have another Unallocated Account with us, we will purchase for cash the remainder of the Bullion in your Unallocated Account based on the LBMA Gold Price AM on the date you are withdrawing the Bullion physically, or if there is no LBMA Gold Price AM for such date, then the LBMA Gold Price AM for the next Business Day.

5.	INSTRUCTIONS

5.1	YOUR REPRESENTATIVES: You shall notify us promptly in writing of the names of the people who are authorised to give instructions on your behalf. Until we receive written notice to the contrary, we are entitled to assume that any of those people have full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2	AMENDMENTS: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. We must receive an instruction cancelling, amending or superseding a prior instruction before the time the prior instruction is acted upon. Any such instructions shall have effect only after actual receipt by us.

5.3	UNCLEAR OR AMBIGUOUS INSTRUCTIONS: If, in our opinion, any instructions are unclear or ambiguous, we will use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.4	REFUSAL TO EXECUTE: We reserve the right to refuse to execute instructions if in our opinion they are or may be contrary to the Rules or any applicable law.

ATTACHMENT B-7

5.5	REVOCATION OF INSTRUCTIONS: If, in connection with an instruction to effect a withdrawal pursuant to clause 4.1(d), by 4:00 p.m. (London time) on the day before the Withdrawal Date either (i) the amount of Precious Metal specified in your instruction does not agree with the amount of Precious Metal specified in the advice provided by the Administrator with regard to the receipt of Precious Metal in the Fund Unallocated Account or (ii) sufficient Precious Metal to permit us to complete the withdrawal is not credited to your Unallocated Account, your instruction will be automatically revoked. We will notify you of the revocation of your instruction.

6.	CONFIDENTIALITY

6.1	DISCLOSURE TO OTHERS: Subject to clause 6.2, each party shall respect the confidentiality of information acquired under this agreement and neither will, without the consent of the other, disclose to any other person any information acquired under this agreement.

6.2	PERMITTED DISCLOSURES: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory authority, to disclose information acquired under this agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors or by a company which is in the same group of companies as a party (eg. a subsidiary or holding company of a party). Each party irrevocably authorises the other to make such disclosures without further reference to such party. In connection with a notice or instruction you give to us to effect to withdraw and transfer Precious Metal to the Fund Unallocated Account in accordance with the Participant Agreement, you hereby authorize us to disclose to the Administrator of the Trust or its agents (i) such information about your Unallocated Account that the Administrator or its agents may reasonably request, including information about your Account Balance and instructions you have given for the deposit or withdrawal of Precious Metal in relation to your Unallocated Account, and (ii) information about any revocation of instructions under clause 5.5 above.

7.	REPRESENTATIONS

7.1	YOUR REPRESENTATIONS: Upon execution of this agreement and with each notice or instruction that you give hereunder you represent and warrant and covenant to us that:

(a)	you have all necessary authority, powers, consents, licences and authorisations and have taken all necessary action to enable you lawfully to enter into and perform your duties and obligations under this agreement;

(b)	you are a Participant and are not in breach of the Participant Agreement;

ATTACHMENT B-8

(c)	you are in compliance with the money laundering and related provisions of (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act)

Act of 2001 enacted by the United States of America, and the regulations promulgated thereunder, if you are subject to the requirements of the USA PATRIOT Act, and (ii) such other laws to which you are subject;

(d)	the persons entering into this agreement on your behalf have been duly authorised to do so; and

(e)	this agreement and the obligations created under it are binding upon you and enforceable against you in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which you are bound.

8.	FEES AND EXPENSES

8.1	FEES: You will pay us such fees as we from time to time determine and notify to you, but we will not charge you any fees in connection with your Unallocated Account pursuant to this Agreement while (i) this account is used solely to effect transfers of Bullion between you and the Fund Unallocated Account and (ii) we (or another member of an affiliated group of which we are a member) are receiving compensation from the Trust for maintaining the Fund Unallocated Account.

8.2	EXPENSES: You must pay us on demand all costs, charges and expenses (including any relevant taxes, duties and legal fees) incurred by us in connection with the performance of our duties and obligations under this agreement or otherwise in connection with your Unallocated Account (including delivery, collection and storage costs).

8.3	CREDIT BALANCES: No interest or other amount will be paid by us on any credit balance on your Unallocated Account.

8.4	DEBIT BALANCES: You are not entitled to overdraw your Unallocated Account except to the extent that we otherwise agree in writing. In the absence of such agreement, we shall not be obliged to carry out any instruction of yours which will cause your Unallocated Account to be overdrawn. If for any reason your Unallocated Account is overdrawn, you will be required to pay us interest on the debit balance at the rate agreed between us or, if no such agreement exists, at such rate as we determine to be appropriate. The amount of the overdraft and any accrued interest will be repayable by you on our demand. Your obligation to pay interest to us will continue until the overdraft is repaid by you in full. Our books and records shall be conclusive as to the balance at any time standing to your credit in your Unallocated Account.

8.5	DEFAULT INTEREST: If you fail to pay us any amount when it is due, we reserve the right to charge you interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 1% above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is

ATTACHMENT B-9

due. Both overdraft and default interest will accrue on a daily basis and will be due and payable by you as a separate debt. In the event of any inconsistency between this agreement and an overdraft facility agreement between you and us, the terms of the overdraft facility shall govern.

9.	SCOPE OF RESPONSIBILITY

9.1	EXCLUSION OF LIABILITY: We will use reasonable care in the performance of our duties under this agreement but will not be responsible in contract, tort or otherwise, for any direct or indirect or consequential damage, loss or expense suffered or incurred by you arising directly or indirectly as a result of, or in connection with, this agreement (including, without limitation, economic loss, loss of profit, loss of anticipated savings or loss of goodwill) even if advised of the likelihood of such losses arising, save for any loss or damage suffered by you as a direct result of any gross negligence, fraud or wilful default on our part in the performance of our duties under this agreement, and in which case, our liability will not exceed the market value of the Account Balance at the time such gross negligence, fraud or wilful default is discovered by us. The value of the Account Balance shall be determined on any day using the LBMA Gold Price AM.

9.2	NO DUTY OR OBLIGATION: We are under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this agreement.

9.3	FORCE MAJEURE: We shall not be liable to you for any delay in performance, or for the non-performance of any of our obligations under this agreement by reason of any cause beyond our reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisations or failure of any such body, authority, or organisation for any reason, to perform its obligations.

9.4	INDEMNITY: You shall indemnify and keep us and each of our directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X adopted by the United States Securities and Exchange Commission under the United States federal Securities Act of 1933, as amended) and subsidiaries (us and each such person a “Custodian Indemnified Person” for purposes of this clause 9.4) indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which any such Custodian Indemnified Person may suffer or incur, directly or indirectly in connection with this agreement except to the extent that such sums are due directly to our gross negligence, wilful default or fraud or that of the Custodian Indemnified Person. The indemnity provided by this clause 9.4 shall survive termination of this agreement.

ATTACHMENT B-10

9.5	THIRD PARTIES: You are our sole customer under this agreement and we do not owe any duty or obligation or have any liability towards any person who is not a party to this agreement. This agreement does not confer a benefit on any person who is not a party to it other than the persons named as a Custodian Indemnified Person. The parties to this agreement do not intend that any term of this agreement shall be enforceable by any person who is not a party to it (except that each Custodian Indemnified Person may directly enforce the indemnity provision under clause 9.4) and do intend that except as so provided, the Contracts (Rights of Third Parties) 1999 Act (Eng.) shall not apply to this agreement.

10.	TERMINATION

10.1	METHOD: This agreement shall terminate immediately upon the earlier of (i) your termination as a Participant with respect to the Trust pursuant to the Participant Agreement or otherwise, or (ii) termination of the Trust. In addition, either party may terminate this agreement by giving not less than 10 Business Days’ written notice to the other party. Any such notice given by you must specify:

(a)	the date on which the termination will take effect;

(b)	the person to whom any Account Balance which is a credit balance is to be transferred; and

(c)	all other necessary arrangements for the transfer or repayment, as the case may be, of the Account Balance.

10.2	REDELIVERY ARRANGEMENTS: If you do not make arrangements acceptable to us for the transfer or repayment, as the case may be, of any Account Balance we may continue to maintain this Unallocated Account, in which case we will continue to charge the fees and expenses payable under clause 8. If you have not made arrangements acceptable to us for the transfer or repayment of any Account Balance within six (6) months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to close the Unallocated Account and account to you for the proceeds after deducting any amounts due to us under this agreement.

10.3	EXISTING RIGHTS: Termination shall not affect rights and obligations then outstanding under this agreement which shall continue to be governed by this agreement until all obligations have been fully performed.

11.	VALUE ADDED TAX

11.1	VAT EXCLUSIVE: All sums payable under this agreement by you to us shall be deemed to be exclusive of VAT.

ATTACHMENT B-11

11.2	SUPPLIES: Where pursuant to or in connection with this agreement, we make a supply to you for VAT purposes and VAT is or becomes chargeable on such supply, you shall on demand pay to us (in addition to any other consideration for such supply) a sum equal to the amount of such VAT and we shall on receipt of such payment provide you with an invoice or receipt in such form and within such period as may be prescribed by applicable law.

11.3	DEEMED SUPPLIES: Where, pursuant to or in connection with this agreement, we are deemed or treated by applicable law or the practice from time to time of the relevant fiscal authority to make a supply for VAT purposes to any person by virtue of our or any custodian for us relinquishing physical control of any Precious Metal, and VAT is or becomes chargeable on such supply, you shall on demand pay to us a sum equal to the amount of such VAT and we shall on receipt of such payment provide an invoice or receipt in such form and within such period as may be prescribed by applicable law to the person to which we are deemed or treated to make such supply.

12.	NOTICES

12.1	FORM: Subject to clause 12.5, any notice, notification, instruction or other communication under or in connection with this agreement shall be given in writing. References to writing include electronic transmissions that are of the kind specified in clause 12.2.

12.2	METHOD OF TRANSMISSION: With the exception of monthly statements in respect of the Unallocated Account, any notice, notification, instruction or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including tested telex and authenticated SWIFT) or such other electronic transmission as the parties may from time to time agree, to the party due to receive the notice, instruction or communication, at its address, number or destination set out in this agreement or another address, number or destination specified by that party by written notice to the other.

12.3	DEEMED RECEIPT ON NOTICE: A notice, notification, instruction, or other communication under or in connection with this agreement will be deemed received only if actually received or delivered.

12.4	RECORDING OF CALLS: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and, if acted upon by us, will be accepted by you as evidence of the orders or instructions given.

12.5	INSTRUCTIONS RELATING TO BULLION: All notices, notifications, instructions and other communications relating to the movement of Bullion in relation to your Unallocated Account shall be by way of authenticated electronic transmission (including tested telex and authenticated SWIFT), and shall be addressed to:

ATTACHMENT B-12

Precious Metals Operations

HSBC Bank plc

8 Canada Square

London E14 5HQ

13.	GENERAL

13.1	NO INTEREST IN THE TRUST OR THE FUND IS CONFERRED HEREBY: You acknowledge that you do not acquire any ownership of Shares or interest in the Trust, the Fund, or any Fund assets or its assets by establishing an Unallocated Account pursuant to this Agreement, by delivering to the Unallocated Account established hereby an amount of Precious Metal, or by giving any instruction hereunder. You acknowledge that you will acquire ownership of Shares or an interest in the Trust, the Fund, or any Fund assets only upon the issuance to you of Shares. Neither Sponsor nor the Administrator of the Trust shall, individually or as Sponsor or Administrator of the Trust, have any liability for loss or damages suffered by you with respect to your Unallocated Account or any Bullion held for you pursuant to this Agreement.

13.2	NO ADVICE: Our duties and obligations under this agreement do not include providing you with investment advice. In asking us to open and maintain the Unallocated Account, you do so in reliance upon your own judgement and we do not and shall not owe to you any duty to exercise any judgement on your behalf as to the merits or suitability of any transaction you make in relation to the Unallocated Account or otherwise, including (i) any deposits into, or withdrawals from, your Unallocated Account, (ii) any transactions to be effected in accordance with the Participant Agreement, or (iii) the acquisition or disposition of Precious Metal.

13.3	RIGHTS AND REMEDIES: Our rights under this agreement are in addition to, and independent of, any other rights which we may have at any time in relation to your Unallocated Account and any lien or other rights we may have to set-off, combine or consolidate any of your accounts.

13.4	ASSIGNMENT: This agreement is for the benefit of and binding upon us both and our respective successors and assigns. You may not assign, transfer or encumber, or purport to assign, transfer or encumber, your right, title or interest in relation to your Unallocated Account or any right or obligation under this agreement unless we otherwise agree in writing.

13.5	AMENDMENTS: Any amendment to this agreement must be agreed in writing and be signed by us both. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

13.6	PARTIAL INVALIDITY: If any of the clauses (or part of a clause) of this agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

ATTACHMENT B-13

13.7	ENTIRE AGREEMENT: This document, with the exception of any representations made fraudulently, represents the entire agreement, and supersedes and replaces any previous agreement between us relating to the establishment of a Gold account to be maintained on an Unallocated Basis for you as a Participant in connection with the Trust.

13.8	JOINT AND SEVERAL LIABILITY: If there is more than one of you, your responsibilities under this agreement apply to each of you individually as well as jointly.

13.9	COUNTERPARTS: This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

13.10	BUSINESS DAYS: If any obligation of either you or us falls due to be performed on a day which is not a Business Day in respect of the Unallocated Account in question, then the relevant obligations shall be performed on the next succeeding Business Day applicable to such account.

14.	GOVERNING LAW AND JURISDICTION

14.1	GOVERNING LAW: [This agreement is governed by, and will be construed in accordance with, English law.]

14.2	JURISDICTION: You agree the English courts are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement, and for these purposes you irrevocably submit to the non-exclusive jurisdiction of the English courts.

14.3	WAIVER OF IMMUNITY: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

14.4	SERVICE OF PROCESS: If you are situated outside England and Wales, process by which any proceedings in England are begun may be served on you by being delivered to the address specified below. This does not affect our right to serve process in another manner permitted by law.

Your address for service of process

[Participant]

[Address]

ATTACHMENT B-14

[City, State, Postal Code]

Attention: [ ]

EXECUTED by the parties as follows

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ATTACHMENT B-15

World Gold Trust

Participant Unallocated Bullion Account Agreement

EXECUTED by the parties

Signed on behalf of

HSBC BANK PLC

by

Signature

Name

Title

Signed on behalf of

[NAME OF PARTICIPANT]

by

Signature

Name

Title

ATTACHMENT B-16

FORM OF

World Gold Trust

PARTICIPANT AGREEMENT

ATTACHMENT C

HSBC Bank plc

Resolution Form - Telefax Instructions

To: HSBC Bank plc

ACCOUNT NAME:

We hereby request and authorize, pursuant to the powers delegated to us by a resolution of the Board of Directors of (the “Company”) (a certified copy of which has been supplied to you), HSBC Bank plc (the “Bank”) to accept and to execute instructions and/or give effect to requests to the Bank to enter into contracts with or on behalf of the Company where such instructions and/or requests are given by facsimile machine (“Telefax”) and purport to come from us acting on behalf of the Company and are honestly believed by the Bank to come from the Company. We agree to mark clearly on any confirmation of any communications by Telefax the words “Confirmation only - Do not duplicate”.

We on behalf of the Company agree, that

(a)	the Bank will be under no duty to challenge or make any enquiries concerning any communication by Telefax which it believes in good faith to be a genuine instruction from an authorized representative of the Company;

(b)	the Company shall assume all risks involved in connection with any communications by Telefax, and in particular (but without prejudice to the generality of the foregoing) risks due to errors in transmission misunderstandings or errors on the part of the Bank regarding the identity of the Company’s authorized representatives or otherwise and that the Bank be discharged from all responsibility in respect thereof;

(c)	the Company shall indemnify the Bank and its directors, officers, employees or agents on demand and shall keep the Bank and its directors, officers, employees or agents on demand indemnified against any loss arising to the Bank in consequence of acting in reliance on any such communication and any actions, proceedings, costs, claims and demands in respect thereof;

(d)	that we will have no claim against the Bank or its directors, officers, employees or agents by reason or account of the Bank or its directors, officers, employees or agents either acting or declining or omitting to act in accordance with any communication by Telefax; and

(e)	the Company shall agree to perform and ratify any contracts entered into by the Bank and/or any action taken by the Bank as a result of such communications made or purporting to be made on behalf of the Company and honestly believed by the Bank to have been made on behalf of the Company.

ATTACHMENT C-1

Such assumption of risk, discharge, indemnity and agreement to perform and ratify shall extend to communications made or purporting to be made by us and/or any other persons now or hereafter nominated from time to time by the Company, such nomination having been duly and properly advised to the Bank and honestly believed by the Bank to have been made on behalf of the Company.

Notwithstanding the foregoing, the Bank may at any time and at its absolute discretion decline to execute any instruction or request given or to accept any offer made by Telefax notwithstanding that at the time of such instruction or request or offer the employee of the Bank receiving such instruction or request may have indicated assent to the same.

This request and authority shall continue in force unless and until expressly revoked by fifteen days’ (or such lesser period as the Bank may accept) written notice delivered to the Bank and signed in a manner complying with the Company’s current mandate.

Signed for and on behalf of

Signed for and on behalf of

Date

ATTACHMENT C-2

FORM OF

WORLD GOLD TRUST

PARTICIPANT AGREEMENT

ATTACHMENT D

SPDR® GOLD MINISHARES TRUST PROCEDURES

CREATION AND REDEMPTION OF SPDR® GOLD MINISHARES AND RELATED GOLD TRANSACTIONS

Scope of Procedures and Overview

These procedures (the “Procedures”) describe the processes by which one or more Creation Units of shares (the “Shares”) of the SPDR® Gold MiniShares Trust (the “Fund”), a series of World Gold Trust (the “Trust”), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a “Participant”). Shares may be created or redeemed only in blocks of 100,000 Shares (each such block, a “Creation Unit”). Because the issuance and redemption of Creation Units also involve the transfer of Gold between the Participant and the Trust, certain processes relating to the underlying Gold transfers also are described.

Under these Procedures, Creation Units may be issued only with respect to Gold transferred to and held in the Trust’s allocated and unallocated Gold accounts maintained in London, England by ICBC Standard Bank Plc, as custodian (the “Custodian”). Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Participant Agreement entered into by each Participant with BNYM as Administrator (the “Administrator”) and WGC USA Asset Management, LLC (the “Sponsor”).

For purposes of these Procedures, a “Business Day” is defined as any day other than (i) a day on which the Exchange is closed for regular trading or (ii), if the transaction involves the receipt or delivery of Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Creation Units are issued pursuant to the Prospectus, which will be delivered by the Sponsor to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Participant Agreement. Creation Units may be issued and redeemed on any Business Day by the Custodian in exchange for Gold, which the Custodian receives from Participants or transfers to Participants, after receiving appropriate instructions from the Administrator, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Administrator (the “Transaction Fee”).

ATTACHMENT D-1

Participants and the Trust, on behalf of the Fund, transfer Gold between each other using the unallocated bullion account system of the London bullion market. Transfers of Gold to and from the Trust, on behalf of the Fund, are effected pursuant to (i) the Allocated Bullion Account Agreement between the Trust and the Custodian (the “Allocated Bullion Account Agreement”) establishing the Fund’s allocated account (the “Fund Allocated Account”) and the Unallocated Bullion Account Agreement between the Trust and the Custodian (the “Unallocated Bullion Account Agreement”) establishing the Fund’s unallocated account (the “Fund Unallocated Account”; the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement are collectively referred to as the “Custody Agreements”); and (ii) a Participant Unallocated Bullion Account Agreement entered into between the Participant and ICBC Standard Bank Plc or another Gold clearing bank of the London Precious Metals Clearing Limited (LPMCL) (the “Participant Unallocated Agreement”) establishing the Participant’s unallocated account (the “Participant Unallocated Account”).

Gold is transferred between the Fund and Participants through the Fund Unallocated Account. When Gold is to be transferred to the Fund from a Participant (in exchange for the issuance of Creation Units), the Gold is transferred from the Participant Unallocated Account to the Fund Unallocated Account and then transferred from there to the Fund Allocated Account. When Gold is to be transferred to a Participant (in connection with the redemption of Creation Units), the Gold is transferred from the Fund Allocated Account to the Fund Unallocated Account and is transferred from there to the Participant Unallocated Account.

Each Participant is responsible for ensuring that the Gold it intends to transfer to the Fund in exchange for Creation Units is available for transfer to the Fund in the manner and at the times described in these Procedures. In meeting this responsibility, the Participant may make such independent arrangements as it sees fit, including borrowing Gold, to ensure that the relevant amount of Gold is credited in time.

Upon acceptance of the Participant Agreement by the Sponsor and the Administrator, the Administrator will assign a personal identification number (a “PIN number”) to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) for Creation Units.

Important Notes:

•	Any Order is subject to rejection by the Administrator for the reasons set forth in the Participant Agreement.

•	All Orders are subject to the provisions of the Custody Agreements and the Participant Agreement relating to unclear or ambiguous instructions.

ATTACHMENT D-2

CREATION PROCESS

The issuance and delivery of Shares of the Fund shall take place only in integral numbers of Creation Units in compliance with the following rules:

1.	Participants wishing to acquire one or more Creation Units shall place a Purchase Order with the Administrator no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Purchase Orders received by the Administrator on or after the Order Cutoff Time on a Business Day will not be accepted.

2.	For purposes of Paragraph 1 above, a Purchase Order shall be deemed “received” by the Administrator only when either of the following has occurred no later than 3:59:59 p.m. (New York time):

a.	Telephone/fax Order — An Authorized Person shall have placed a telephone call to the telephone number designated by the Administrator and specified in Exhibit B to the Participant Agreement, or such other number that the Administrator designates in writing to the Participant, and has received an order number from the Administrator for insertion in the Purchase Order (an “Order Number”), or

b.	Web-based Order — An Authorized Person shall have accessed the Administrator’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Electronic Services Agreement incorporated herein by reference, in either case informing the Administrator that the Participant wishes to place a Purchase Order for a specified number of Creation Units and, in the case of a telephone order, within 15 minutes following such telephone call, the Administrator shall have received a properly completed, irrevocable Purchase Order in the form set out in Exhibit B to the Participant Agreement executed by an Authorized Person of such Participant, via facsimile at the number specified in such Exhibit B. The Business Day on which a Purchase Order shall be deemed received by the Administrator is hereinafter referred to as the “Order Date.”

3.	The Administrator shall provide a written summary to the Sponsor and the Custodian of all accepted Purchase Orders for such Order Date no later than 5:30 p.m. (New York time).

4.	As soon as reasonably practicable following receipt of a properly completed Purchase Order but not later than 5:30 p.m. (New York time) on the Order Date for such Purchase Order, the Administrator shall send to the Participant (with copy to the Custodian), via facsimile or electronic mail message, a copy of the corresponding Purchase Order endorsed “Accepted” by the Administrator and indicating the amount of Gold that the Authorized Participant shall deliver to the Custodian in respect of each Creation Unit (the “Creation Unit Amount”). Prior to the transmission of the Administrator’s acceptance as specified above, a Purchase Order will only represent the Participant’s unilateral offer to deposit Gold in exchange for Creation Units and will have no binding effect upon the

ATTACHMENT D-3

Trust, on behalf of the Fund, or any other party. Following the transmission of the Administrator’s acceptance as specified above, a Purchase Order will be a binding agreement among the Trust, on behalf of the Fund, and the Authorized Participant for the creation and purchase of Creation Units and the deposit of Gold pursuant to the terms of the Purchase Order and these Procedures. If a Purchase Order is rejected, the Administrator shall send to the Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Purchase Order, a copy of the corresponding Purchase Order endorsed “Declined” by the Administrator and indicating the reason. The preceding sentence notwithstanding, Purchase Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Purchase Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Participant may submit a corrected Purchase Order within fifteen (15) minutes of such contact with the Participant, provided that the corrected Purchase Order is received by the Administrator prior to the Order Cutoff Time.

5.	Each Purchase Order shall settle on the second Business Day following the Order Date. The Creation Unit Amount corresponding to each Creation Unit must be deposited in the Fund Unallocated Account no later than 10:00 a.m. (London time) on the second Business Day following the Order Date. The Participant shall bear all risk of any loss until the Gold is credited to the Fund Unallocated Account.

6.	The Custodian shall advise the Administrator in writing of the deposits made to the Fund Allocated Account in connection with each Purchase Order. Upon receipt of such advice, the Administrator shall determine whether a deposit of Gold required to be made pursuant to Paragraph 5 above has not been noted as deposited in the Fund Unallocated Account. In such event, the Administrator shall, by the Administrator’s close of business on the second Business Day following the Order Date, (i) send to the Custodian, via electronic mail message, a request that the Custodian confirm that the Custodian did not receive the anticipated deposit of Gold, and (ii) send to the Participant whose deposit was not received, via facsimile at the facsimile number specified by the Participant in the Purchase Order, a concurrent copy of such request.

7.	On the second Business Day following the Order Date corresponding to a Purchase Order, or on such earlier date and time as the Administrator in its absolute discretion may agree with the Participant, the Administrator shall issue the aggregate number of Shares corresponding to the Creation Units ordered by the Participant and deliver them, by credit to the account at DTC which the Participant shall have identified for such purpose in its Purchase Order, provided that, by 1:00 p.m. (New York time) on the date such issuance and delivery is to take place:

a.	the Custodian shall have reported in writing to the Administrator that the corresponding required amount of Gold has been deposited in the Fund Unallocated Account in compliance with the provisions of Paragraph 5 above;

b.	the Custodian shall have reported in writing to the Administrator that the corresponding required amount of Gold has been allocated to the Fund Allocated Account (other than up to 430 Ounces of Gold) and the Custodian is holding that Gold for the account of the Fund;

ATTACHMENT D-4

c.	the Administrator shall have received from the Participant the applicable Transaction Fee;

d.	the Participant shall have paid or agreed to pay, or reimbursed or agreed to reimburse the Custodian, the Administrator or the Fund for, the amount of any applicable taxes (including, without limitation, any VAT), governmental charges and fees which are or become due in connection with the delivery of Gold to the Administrator and the issuance and delivery of Shares to the Participant; and

e.	any other conditions to the issuance of Shares under the Trust’s Declaration of Trust shall have been satisfied.

8.	In all other cases, the Administrator shall issue the aggregate number of Shares corresponding to the Creation Units ordered by the Participant and deliver them by credit to the account at DTC which the Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which all of the conditions set forth in clauses (a) – (e) of Paragraph 7 above shall have been met. In the event that, by 10:00 a.m. (New York time) on the second Business Day following the Order Date of a Purchase Order, the Fund Unallocated Account shall not have been credited with the required amount of Gold in compliance with the provisions of Paragraph 5 above, the Administrator shall send to the Participant and the Custodian via fax or electronic mail message notice of such fact and the Participant shall have two (2) Business Days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) Business Day period, the Administrator shall, unless the Sponsor shall otherwise direct, cancel such Purchase Order and will send via fax or electronic mail message notice of such cancellation to the Participant and the Custodian, and the Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Fund, the Sponsor, the Administrator or the Custodian related to the cancelled Order.

9.	The foregoing provisions notwithstanding, neither the Administrator nor the Custodian shall be liable for any failure or delay in making delivery of Shares in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Fund, the Administrator, the Custodian or sub-custodian and similar extraordinary events beyond the Custodian’s or the Administrator’s reasonable control. In the event of any such delay, the time to complete delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues as determined by the Administrator in its sole discretion.

ATTACHMENT D-5

10.	Except as provided in Paragraphs 4, 6 and 8 and the Participant Agreement, none of the Administrator, the Sponsor or the Custodian is under any duty to give notification of any defects or irregularities in any Purchase Order or the delivery of the Creation Unit Amount, and shall not incur any liability for the failure to give any such notification.

11.	The creation of Shares may be suspended or rejected under the circumstances specified in the Trust’s Declaration of Trust, these Procedures or the Participant Agreement.

[Redemption Process Follows on Next Page]

ATTACHMENT D-6

REDEMPTION PROCESS

The redemption of Shares of the Fund shall take place only in integral numbers of Creation Units in compliance with the following rules:

1.	Participants wishing to redeem one or more Creation Units shall place a Redemption Order with the Administrator no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Redemption Orders received by the Administrator on or after the Order Cutoff Time on a Business Day will not be accepted.

2.	For purposes of Paragraph 1 above, a Redemption Order shall be deemed “received” by the Administrator only when either of the following has occurred no later than 3:59:59 p.m. (New York time):

a.	Telephone/fax Order — An Authorized Person shall have placed a telephone call to the telephone number designated by the Administrator and specified in Exhibit B to the Participant Agreement, or such other number that the Administrator designates in writing to the Participant, and has received an order number from the Administrator for insertion in the Redemption Order (an “Order Number”), or

b.	Web-based Order — An Authorized Person shall have accessed the Administrator’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Electronic Services Agreement incorporated herein by reference, in either case informing the Administrator that the Participant wishes to place a Redemption Order for a specified number of Creation Units and, in the case of a telephone order, within 15 minutes following such telephone call, the Administrator shall have received a duly completed, irrevocable Redemption Order in the form set out in Exhibit B to the Participant Agreement executed by an Authorized Person of such Participant, via facsimile at the number specified in such Exhibit B. The Business Day on which a Redemption Order shall be deemed received by the Administrator is hereinafter referred to as the “Order Date.”

3.	The Administrator shall provide a written summary to the Sponsor and the Custodian of all accepted Redemption Orders for such Order Date no later than 5:30 p.m. (New York time).

4.	Upon receipt of a properly completed Redemption Order, the Administrator shall send to the Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Administrator and indicating the amount of Gold that the Custodian shall deliver to the Participant in respect of each Creation Unit being redeemed (the “Creation Unit Amount”). Prior to the transmission of the Administrator’s acceptance as specified above, a Redemption Order will only represent the Participant’s unilateral offer to deposit Creation Units in exchange for a delivery of Gold and will have

ATTACHMENT D-7

no binding effect upon the Trust, on behalf of the Fund, or any other party. Following the transmission of the Administrator’s acceptance as specified above, a Redemption Order will be a binding agreement among the Trust, on behalf of the Fund, and the Participant for the redemption of Creation Units and the delivery of Gold pursuant to the terms of the Redemption Order and these Procedures. If a Redemption Order is rejected, the Administrator shall send to the Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Redemption Order, a copy of the corresponding Redemption Order endorsed “Declined” by the Administrator and indicating the reason. The preceding sentence notwithstanding, Redemption Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Administrator; the Participant may submit a corrected Redemption Order within fifteen (15) minutes of such contact with the Participant, provided that the corrected Redemption Order is received by the Administrator prior to the Order Cutoff Time.

5.	The Administrator shall, by 10:00 a.m. (New York Time) on the second Business Day following the Order Date of a Redemption Order, confirm in writing to the Custodian whether each of the following has occurred:

a.	the Participant has delivered by 10:00 a.m. on the second Business Day following the Order Date to the Administrator’s account at DTC the total number of Shares to be redeemed by such Participant pursuant to such Redemption Order;

b.	the Administrator shall have received from the Participant the applicable Transaction Fee;

c.	the Participant shall have paid or agreed to pay, or reimbursed or agreed to reimburse the Custodian, the Administrator or Fund for, the amount of any applicable taxes (including, without limitation, any VAT), governmental charges and fees which are or become due in connection with the delivery of Shares to the Administrator and the delivery of Gold to the Participant, as well as any expense associated with the delivery of Gold to the Participant other than by a credit to an account of the Participant maintained by the Custodian on an Unallocated Basis; and

d.	any other conditions to the redemption of Shares under the Trust’s Declaration of Trust shall have been satisfied.

Provided that the Custodian has received written confirmation from the Administrator that the conditions set forth in clauses (a)—(d) of Paragraph 5 above have been satisfied, the Custodian shall, on such day, deliver Gold in the amounts specified in the communication sent in compliance with Paragraph 4 above to the account indicated by the redeeming Participant in its Redemption Order (which shall be an appropriate Bullion account in London with the Custodian or another LPMCL clearing bank). Having made such delivery, the Custodian shall send written confirmation thereof to the Administrator who shall then cancel the Shares so redeemed. The Participant shall bear all risk of any loss from the time the Gold is transferred from the Fund Unallocated Account to the account of the Participant maintained on an Unallocated Basis.

ATTACHMENT D-8

6.	In all other cases, delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Administrator that the conditions set forth in clauses (a)—(d) of Paragraph 5 above have been satisfied.

7.	The foregoing provisions notwithstanding, neither the Administrator nor the Custodian shall be liable for any failure or delay in making delivery of Gold in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Fund, the Administrator, the Custodian or sub-custodian and similar extraordinary events beyond the Custodian’s or the Administrator’s reasonable control. In the event of any such delay, the time to complete delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues as determined by the Administrator in its sole discretion.

8.	In the event that, by 10:00 a.m. (New York time) on the second Business Day following the Order Date of a Redemption Order, the Administrator’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Creation Units to be redeemed pursuant to such Redemption Order, the Administrator shall send to the Participant and the Custodian via fax or electronic mail message notice of such fact and the Participant shall have one (1) Business Day following receipt of such notice to correct such failure. If such failure is not cured within such one (1) Business Day period, the Administrator (in consultation with the Sponsor) will cancel such Redemption Order and will send via electronic mail message notice of such cancellation to the Participant and the Custodian. The Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Fund, the Sponsor, the Administrator or the Custodian related to the cancelled Redemption Order.

9.	The redemption of Shares may be suspended or rejected under the circumstances specified in the Trust’s Declaration of Trust, these Procedures or the Participant Agreement.

10.	Except as provided in Paragraphs 4 and 8 and the Participant Agreement, none of the Administrator, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

* * * *

ATTACHMENT D-9